Exhibit 99.2

Thomas & Betts Corporation Board of Directors Authorizes Stock Repurchase Program

Additional Authorization Allows Repurchase of Up to Three Million Shares

MEMPHIS, Tenn.--(BUSINESS WIRE)--October 22, 2008--Thomas & Betts Corporation (NYSE:TNB) today announced that the company's board of directors has authorized the repurchase of up to three million shares of Thomas & Betts common stock. This new authorization expires in October 2010.

“We are pleased that the Board has decided to again provide management with the flexibility to pursue the repurchase of the company’s stock as an option in returning value to our shareholders,” said Dominic J. Pileggi, chairman and chief executive officer.

The authorization gives management discretion in determining conditions under which the shares may be purchased from time to time.

Thomas & Betts Corporation (www.tnb.com) is a leading designer and manufacturer of electrical components used in industrial, commercial, communications and utility markets. The company is also a leading producer of commercial heating and ventilation units and highly engineered steel structures used, among other things, for utility transmission. Headquartered in Memphis, Tenn., the company has manufacturing, distribution and office facilities worldwide. In 2007, Thomas & Betts reported net sales of $2.1 billion.

CAUTIONARY STATEMENT

This press release includes forward-looking statements that are identified by terms such as “optimistic,” “trend,” “will,” and “believe.” These statements discuss business strategies, economic outlook and future performance. These forward-looking statements make assumptions regarding the company's operations, business, economic and political environment, including, without limitation, customer demand, government regulation, terrorist acts and acts of war. The actual results may be materially different from any future results expressed or implied by such forward-looking statements. Please see the "Risk Factors" section of the company's Form 10-K for the fiscal year ended December 31, 2007 for further information related to these uncertainties. The company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

CONTACT:
Thomas & Betts Corporation
Tricia Bergeron, 901-252-8266
tricia.bergeron@tnb.com